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                                                                    EXHIBIT 10.7




                        NOTE AND STOCK PURCHASE AGREEMENT


                                DECEMBER 31, 1996
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                                TABLE OF CONTENTS

SECTION 1.         SALE AND PURCHASE ...................................       1
           1.1.    Issuance of Notes and Common Shares..................       1
           1.2.    The Closing..........................................       1
           1.3.    Use of Proceeds......................................       2
           1.4.    Definitions..........................................       2

SECTION 2.         PURCHASERS' CONDITIONS TO CLOSING ...................       2
           2.1.    Escrow Agreement ....................................       3
           2.2.    Accuracy of Representations and Warranties...........       3
           2.3.    Compliance with Agreements; No Defaults..............       3
           2.4.    Officers' Certificate ...............................       3
           2.5.    Proceedings..........................................       3
           2.6.    Original Notes; Subordination of Original Notes .....       3
           2.7.    Agreement of Joel Cartun.............................       4

SECTION 3.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........       4
           3.1.    Corporate Existence, Power and Authority.............       4
           3.2.    Capitalization.......................................       4
           3.3.    Subsidiaries.........................................       5
           3.4.    Business.............................................       5
           3.5.    No Defaults or Conflicts.............................       5
           3.6.    Use of Proceeds......................................       6
           3.7.    Outstanding Securities; Offering of Securities ......       6
           3.8.    Litigation...........................................       6
           3.9.    Validity of the Letters of Intent....................       6

SECTION 4.         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.....       7

SECTION 5.         AFFIRMATIVE COVENANTS................................       7
           5.1.    Maintenance of Existence, Properties and
                   Franchises; Compliance with Law......................       8
           5.2.    Listing of Shares....................................       8
           5.3.    Exchange Act Registration............................       8
           5.4.    Delivery of Information for Rule 144A Transactions...       8
           5.5.    Failure to Consummate the IPO; Sale of Company
                   Assets...............................................       9
           5.6.    Status of Acquisition of the Founding Companies
                   and the IPO..........................................       9
           5.7.    Amendment of the Subordinated Notes..................       9

SECTION 6.         NEGATIVE COVENANTS...................................       9
           6.1.    Indebtedness.........................................       9
           6.2.    No Change in Business................................       9
           6.3.    Consolidation, Merger and Sale.......................      10
           6.4.    Liens................................................      10
           6.5.    Private Placement Status.............................      10
           6.6.    Issuances of Stock...................................      10
           6.7.    Amendments to Charter or By-Laws;
                   Other Agreements.....................................      10
           6.8.    Restricted Payments..................................      10
           6.9.    Transactions with Related Parties....................      11

SECTION 7.         EVENTS OF DEFAULT....................................      11

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
SECTION 8.         REMEDIES................................................   12

SECTION 9.         AMENDMENTS AND WAIVERS; CONSENT.........................   13

SECTION 10.        EXCHANGE OF SECURITIES; ACCRUED INTEREST;
                   CANCELLATION OF SURRENDERED NOTES; REPLACEMENT..........   14

SECTION 11.        RESTRICTIONS ON TRANSFER................................   15

SECTION 12.        REGISTRATION RIGHTS.....................................   16
           12.1.   Demand Registration Rights..............................   16
           12.2.   Number of Demand Registrations..........................   16
           12.3.   Right of Majority Common Shareholders to Revoke
                   Registration Demand.....................................   16
           12.4.   Right of Company to Delay or Postpone Registration......   17
           12.5.   Selection of Underwriters...............................   17
           12.6.   Piggyback Rights........................................   17
           12.7.   Expenses................................................   18
           12.8.   Procedures..............................................   18
           12.9.   Indemnification.........................................   20

SECTION 13.        NOTICES.................................................   20

SECTION 14.        DEFINITIONS.............................................   21

SECTION 15.        MISCELLANEOUS...........................................   26
           15.1.   Entire Agreement........................................   26
           15.2.   Survival................................................   26
           15.3.   Counterparts............................................   26
           15.4.   Headings................................................   27
           15.5.   Binding Effect, Benefit and Assignment..................   27
           15.6.   Severability............................................   27
           15.7.   Governing Law...........................................   27
           15.8.   Consent to Jurisdiction and Service of Process..........   27
           15.9.   Waiver of Jury Trial....................................   28

Schedule A         List of Purchasers

Schedule B         Disclosure Schedule

Schedule C         List of Founding Companies


Exhibit A          Form of Note

Exhibit B          Form of Escrow Agreement

Exhibit C          Form of Subordination Agreement

Exhibit D          Letter Agreement of Joel Cartun




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
                  NOTE AND STOCK PURCHASE AGREEMENT dated as of December 31, 1996 by and between Vestcom International, Inc., a New Jersey corporation (the "Company"), and each individual or entity listed on the signature page of this Agreement (each of such entities and individuals referred to as a "Purchaser" and collectively referred to as the "Purchasers").

                              W I T N E S E T H:

                  WHEREAS, commencing in early 1995 the Company, Comvestrix Corp., Joel Cartun and Oppenheimer & Co., Inc. and its affiliates have conducted ongoing discussions regarding a possible investment in the Company by the Purchasers;
                  WHEREAS, as a result of such discussions, the Company, Comvestrix Corp., Joel Cartun and Oppenheimer & Co., Inc. and its affiliates reached an agreement in July 1996 with respect to such aforementioned investment;

                  WHEREAS, the Company issued a series of notes in the aggregate amount of $160,035 (the "Original Notes") and 791,346 shares of Common Stock for aggregate consideration of $200,000 to a group of investors in September 1996, and such group has agreed to subordinate the Original Notes (the "Subordinated Notes") to the Notes to be issued by the Company pursuant to this Agreement;

                  NOW, THEREFORE, to memorialize this prior understanding of the parties hereto, and in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers and the Company agree as follows:

SECTION 1. SALE AND PURCHASE

                  1.1. Issuance of Notes and Common Shares.

                  The Company will authorize the issuance of $1,132,697 principal amount of the Company's Senior Notes Due 1997 (the "Notes") and 503,846 shares of the Company's common stock, no par value (the "Common Stock"), to the investors as set forth on Schedule A hereto. The Notes shall be due upon the earlier of (x) the consummation of the Company's initial public offering (the "IPO") of Common Stock or (y) June 30, 1997. Each Note will be substantially in the form of Exhibit A attached hereto. The shares of Common Stock being acquired under this Agreement are collectively referred to as the "Common Shares." The Common Shares and the Notes are collectively referred to as the "Securities." The Purchasers hereby authorize Oppenheimer to act, in its sole discretion, as their Representative for the determination of certain matters as set forth in this Agreement.

                  1.2. The Closing.

                  (a) The Company agrees to sell to the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, each Purchaser agrees to purchase from the Company, the number of Notes and Common Shares, as the case may be, set forth opposite such Purchaser's name on Schedule A attached hereto. The Notes shall be purchased at the aggregate purchase price of 100% of the principal amount thereof. No further payment shall be required from the Purchasers for the Securities.

                  (b) The closing of the purchase and sale of the Notes and the Common Shares to be purchased by the Purchasers (the "Closing") will take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York at 10:00 A.M., New York City time, on December 31, 1996 or such other time and date as shall be mutually agreed to by the Company and the Majority Noteholders. Such time and date are herein referred to as the "Closing Date."

                  (c) At the Closing (i) the Company will deliver to each Purchaser a Note or Notes payable to such Purchaser (or its nominee, if any is specified on Schedule A hereto), and dated the Closing Date, in the aggregate principal amount set forth opposite such Purchaser's name on Schedule A hereto,
(ii) the Company will deliver to each Purchaser, registered in such Purchaser's name (or its nominee, if any is specified on Schedule A hereto) a certificate evidencing the number of Common Shares set forth opposite such Purchaser's name on Schedule A hereto, and (iii) upon the Purchasers' receipt of all Notes and certificates evidencing Common Shares as set forth in clauses (i) and (ii) of this Section 1.2(c), each Purchaser will deliver into an escrow account by wire transfer of federal or other immediately available funds an aggregate amount equal to the purchase price for such Securities (as set forth opposite such Purchaser's name on Schedule A attached hereto). Once the purchase price of the Securities is deposited into such escrow account, such funds are to be disbursed in accordance with the terms of the Escrow Agreement the form of which is attached hereto as Exhibit B.

                  1.3. Use of Proceeds.

                  The proceeds from the sale of the Notes and the Common Shares received by the Company on the Closing Date will be used to pay certain of the Company's costs and expenses incident to its formation, the acquisition of the Founding Companies and the IPO.

                  1.4. Definitions.

                  Capitalized terms in this Agreement are used as defined in
Section 14 hereof unless otherwise defined herein.

SECTION 2. PURCHASERS' CONDITIONS TO CLOSING

                  The Purchasers' obligation to purchase the Notes and the Common Shares hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Representative):

                  2.1. Escrow Agreement.

                  The Escrow Agreement in the form attached hereto as Exhibit B and in form and substance satisfactory to the Representative shall have been entered into between the Company, the Escrow Agent and the Purchasers.




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                  2.2. Accuracy of Representations and Warranties.

                  All representations and warranties of the Company herein or in any certificate or document delivered pursuant hereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  2.3. Compliance with Agreements; No Defaults.

                  The Company shall have performed and complied with all agreements, covenants and conditions contained in this Agreement and any other document contemplated hereby which are required to be performed or complied with by it on or before the Closing Date. On the Closing Date there shall be no Potential Default or Event of Default.

                  2.4. Officers' Certificate.

                  The Purchasers shall have received from the Company a certificate dated the Closing Date and signed by the President and by the Secretary or the Treasurer of the Company (each of the President, the Secretary or the Treasurer, an "Authorized Officer") to the effect that the conditions set forth in Sections 2.1, 2.2 and 2.3 have been satisfied.

                  2.5. Proceedings.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto, shall be in form and substance satisfactory to the Purchasers and their counsel, and the Purchasers shall have received all such originals or certified or other copies of such documents as the Purchasers or their counsel may reasonably request.

                  2.6. Original Notes; Subordination of Original Notes.

                  Evidence of the following shall have been provided to the
Purchasers: (i) execution of the Original Notes; and (ii) execution of the Subordination Agreement, which, among other things, amends the Original Notes to change the maturity date from the earlier of (i) an IPO or (ii) March 31, 1997 to the earlier of (i) an IPO or (ii) June 30, 1997. The current holders of the Original Notes shall have agreed to subordinate such indebtedness to the Notes, and the Purchasers shall have received the Subordination Agreement from the Company and the purchasers of the Original Notes, which agreement shall be in the form attached hereto as Exhibit C and in form and substance satisfactory to the Purchasers.

                  2.7. Agreement of Joel Cartun.

                  The Purchasers shall have received a letter agreement (the "Letter Agreement") from Joel Cartun, which agreement shall be in the form attached hereto as Exhibit D and in form and substance satisfactory to the Purchasers.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached hereto as Schedule B, as of the date hereof and as of the Closing Date:

                  3.1. Corporate Existence, Power and Authority.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

                  (b) The Company has all requisite power, authority (corporate and other) and legal right to execute, deliver, enter into, consummate and perform this Agreement, including, without limitation, the issuance by the Company of the Notes and the Common Shares as contemplated herein. The execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance by the Company of the Notes and the Common Shares, as contemplated herein) have been duly authorized by all required corporate and other actions. The Company has duly executed and delivered this Agreement and, at Closing, the Company will duly execute and deliver the Notes and the Common Shares. This Agreement and the Notes at Closing will constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally and the availability of equitable remedies.

                  3.2. Capitalization.

                  (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, no par value (the "Preferred Stock"). At the time of the Closing Date the Company shall have issued and outstanding 791,346 shares of Common Stock and no shares of Preferred Stock. The Disclosure Schedule attached as Schedule B hereto sets forth the shares of Common Stock of the Company and the Preferred Stock that will be outstanding on the Closing Date and the owners thereof, which ownership in each case is free and clear of all Liens, options or claims of any kind (other than those created by such owner). At Closing, all of such shares of capital stock will be duly authorized and validly issued and will be outstanding and fully paid and non-assessable.

                  (b) Except for options contemplated to be issued by the Company as compensation under its Employee Stock Compensation Program and 1996 Stock Option Plan for Independent Directors and to be issued to Howard April pursuant to the letter of intent between Lirpaco Inc. and the Company, such options covering shares of Common Stock not exceeding in the aggregate 8% of the shares of Common Stock outstanding after the IPO, there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

                  (c) Except as set forth in Section 12 of this Agreement, there are no registration rights with respect to any capital stock of the Company which will be outstanding on the Closing Date or with respect to any capital stock referred to in Section 3.2(b) above. Except as set forth on the Disclosure Schedule, there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company.

                  3.3. Subsidiaries

                  The Company has no Subsidiaries.

                  3.4. Business.

                  The Company was incorporated for the purpose of effecting a consolidation transaction in the electronic document processing industry and, in connection therewith, shall acquire the Founding Companies and consummate the IPO. Prior to the Closing Date, the Company has not been and will not be engaged in any material business, has no material agreements and has not and will not have any material assets or material liabilities, other than in connection with this Agreement, the IPO and the other transactions contemplated herein.

                  3.5. No Defaults or Conflicts.

                  (a) No Event of Default or Potential Default has occurred and is continuing.

                  (b) The Company is not in violation or default under any agreement or instrument to which it is a party or by which it or its properties may be bound and is not in default under any order, writ, injunction, judgment or decree of any court or other governmental authority or arbitrator(s).

                  (c) The execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance by the Company of the Notes and the Common Shares as contemplated herein) does not and will not
(i) violate or conflict with (A) the certificate of incorporation or by-laws of the Company or (B) any law, rule, regulation or order of any governmental authority, or any order, writ, injunction, judgment, decree, award or other action of any court or governmental authority or arbitrator(s), or any agreement or other instrument applicable to the Company or any of its respective properties, (ii) result in the creation of any Lien upon any of the Company's properties, assets or revenues or (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation, any shareholder approval). No provision referred to in the preceding clause (i) materially adversely affects or will materially adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or business prospects of the Company or its ability to perform any of its respective obligations under this Agreement or any of the transactions contemplated hereby.

                  3.6. Use of Proceeds.

                  The net proceeds realized from the sale of the Notes and the Common Shares shall be disbursed in connection with the payment of certain of the Company's costs and expenses incident to its formation, the acquisition of the Founding Companies and the IPO in accordance with the Escrow Agreement to be entered into between the Company, the Escrow Agent and the Purchasers.

                  3.7. Outstanding Securities; Offering of Securities.

                  All securities (as defined in the Securities Act) of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities. Neither the Company, nor any agent or other Person acting on its behalf has, directly or indirectly, (i) offered any of the Notes, the Common Shares or any other security of the Company
(A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers each of which the Company reasonably believed was (x) an "accredited investor" within the meaning of Regulation D under the Securities Act or (y) has an adequate net worth and means of providing for its current financial needs and possible contingencies, has no need for liquidity in this investment, is able to bear the substantial economic risks of an investment in the Notes and Common Shares, can afford a complete loss of such investment, and does not have an overall commitment to investments which are not readily marketable that is disproportionate to such Purchaser's net worth, including the investment contemplated pursuant to this Agreement, or (ii) done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Securities within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

                  3.8. Litigation.

                  There are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company or the properties of the Company before any federal, state or local governmental authority or arbitrator.

                  3.9. Validity of the Letters of Intent.

                  The Company has entered into a letter of intent (each, a "Letter of Intent," and collectively, the "Letters of Intent") with each of the Founding Companies. Each Letter of Intent is currently in full force and effect, constitutes a binding obligation to the extent set forth therein, has not been amended or terminated and, to the best of the Company's knowledge, sets forth an accurate description in all material respects of the current expectations and understandings of the parties thereto through the date hereof. To the best of the Company's knowledge, no event, occurrence or circumstance has happened which could (i) cause any party to any Letter of Intent to terminate such letter or
(ii) jeopardize the transactions described in the Letters of Intent.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each Purchaser, jointly and severally, hereby makes the representations and warranties to the Company contained in this Section 4, as of the date hereof and as of the Closing Date.

                  (a) Each Purchaser has all requisite power, authority and legal right to execute, deliver and perform this Agreement. If the Purchaser is an entity in corporate or partnership form, the execution, delivery and performance of this Agreement by such Purchaser has been duly authorized by all required corporate or partnership actions. Each Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally and the availability of equitable remedies.

                  (b) Except as any Purchaser has otherwise advised the Company and such Purchaser's counsel in writing, each Purchaser is purchasing the Securities to be purchased by it for its own account. The Securities are being purchased by each Purchaser for investment and not with a present view to any distribution thereof in violation of any applicable securities laws. If any Purchaser should in the future decide to dispose of any of its Securities, it is understood that it may do so but only in compliance with the Securities Act and applicable securities laws. Each Purchaser is either (i) an "accredited investor" as defined in Rule 501(a) under the Securities Act or (ii) has an adequate net worth and means of providing for its current financial needs and possible contingencies, has no need for liquidity in this investment, is able to bear the substantial economic risks of an investment in the Notes and Common Shares, can afford a complete loss of such investment, and does not have an overall commitment to investments which are not readily marketable that is disproportionate to such Purchaser's net worth, including the investment contemplated pursuant to this Agreement.


SECTION 5. AFFIRMATIVE COVENANTS

                  So long as the Notes remain unpaid, the Company will comply with the following requirements, unless the Representative shall otherwise consent in writing:

                  5.1. Maintenance of Existence, Properties and Franchises; Compliance with Law.

                  The Company agrees to:

                  (a) maintain its corporate existence, rights and other franchises in full force and effect;

                  (b) comply in all material respects with all applicable laws, rules, regulations, orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions, awards and decrees; and

                  (c) pay promptly when due all taxes, fees, assessments and other governmental charges imposed upon its properties, assets or income and all claims or indebtedness (including, without limitation, materialmen's, vendors, workmen's and like claims) which might become a lien upon such properties or assets.

                  5.2. Listing of Shares.

                  The Company agrees that if any shares of the Company's Common Stock are listed on any national securities exchange (or on the National Association of Securities Dealers, Inc., Automated Quotation System or comparable system), then the Company will take such action as may be necessary, from time to time, to list all outstanding Common Shares on such exchange (or system, as the case may be).

                  5.3. Exchange Act Registration.

                  The Company agrees that as soon as the Company is either required to or chooses to file a registration statement with respect to Common Stock of the Company under Section 6 of the Securities Act or Section 12(b) or
Section 12(g), whichever is applicable, of the Exchange Act, then thereafter:

                  The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Exchange Act), under Section 12(b) or Section 12(g), whichever is applicable, of the Exchange Act, with respect to the Common Stock of the Company, and the Company will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

                  5.4. Delivery of Information for Rule 144A Transactions.

                  If a holder of Securities proposes to transfer any such Securities pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company which is required to be delivered by such holder to any transferee of such Securities pursuant to such Rule 144A.

                  5.5. Failure to Consummate the IPO; Sale of Company Assets.

                  In the event that the IPO is not consummated by June 30, 1997, the Company shall use its best efforts to liquidate all of its assets in order to satisfy any and all of its obligations. Without limiting the foregoing, such assets shall be deemed to include any partially completed or completed audits performed in furtherance of the registration of the Common Stock in connection with the IPO. The Company shall use its best efforts to sell such audits to the company or companies to which such audits relate at the prevailing market rate for comparable audits.

                  5.6. Status of Acquisition of the Founding Companies and the IPO.

                  The Company agrees to advise the Representative, to the extent required to keep the Purchasers reasonably informed, of the progress and status of the negotiations between the Company and the Founding Companies relating to the acquisition of the Founding Companies and the IPO. The Company will promptly notify the Representative of the happening of any event, occurrence or circumstance which could (i) cause any party to any Letter of Intent to terminate such letter or (ii) jeopardize the transactions described in the Letters of Intent or the consummation of the IPO.

                  5.7. Amendment of the Subordinated Notes.

                  The Company agrees that it shall not amend, modify or change any term or provision of the Subordinated Notes, other than to amend the maturity date to June 30, 1997, without the prior written consent of the Representative.

SECTION 6. NEGATIVE COVENANTS

                  So long as the Notes remain unpaid, the Company will comply with the following requirements, unless the Representative shall otherwise consent in writing:

                  6.1. Indebtedness.

                  The Company will not create, incur, assume or be or remain liable on any Indebtedness other than Indebtedness represented by or incurred under the Notes, the Subordinated Notes and any bank line of credit to become effective after the closing of an IPO.

                  6.2. No Change in Business.

                  The Company will not change substantially the character of its business as conducted on the Closing Date as represented in Section 3.4 hereof.

                  6.3. Consolidation, Merger and Sale.

                  The Company will not do any of the following (or agree to do any of the following): (a) wind up, liquidate or dissolve its affairs; (b) sell, lease, transfer or otherwise dispose of any of its assets to any other Person; or (c) consolidate with or merge into or with any other Person, irrespective of whether the Company is the surviving corporation in such transaction.

                  6.4. Liens.

                  The Company will not create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than in connection with any bank line of credit to become effective after the closing of an IPO.

                  6.5. Private Placement Status.

                  Neither the Company nor any agent nor other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Securities within the provisions of Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law; provided, that this Section 6.5 shall not restrict filings required to be made to perfect exemptions from the provision of any state securities law.

                  6.6. Issuances of Stock.

                  The Company shall not issue for whatever reason, (i) any capital stock of the Company or (ii) any option, warrant or other right to acquire, purchase or receive any capital stock of the Company or other securities convertible into capital stock of the Company, whether or not such option, warrant or rights are immediately exercisable or such other securities are immediately convertible, other than in connection with (x) the Employee Stock Compensation Program or the 1996 Stock Option Plan for Independent Directors, not to exceed in the aggregate 8% of the number of shares of Common Stock to be outstanding after the IPO, and (y) Letters of Intent.

                  6.7. Amendments to Charter or By-Laws; Other Agreements.

                  The Company shall not (i) amend its certificate or articles of incorporation or by-laws or (ii) agree to, consent to or request any agreement or instrument, or any amendment, modification, supplement or waiver of any of the provisions of any agreement or instrument, evidencing the terms of (including the purchase and sale of) any form of capital stock of (or any option, warrant or other right to acquire, purchase or receive capital stock of) the Company.

                  6.8. Restricted Payments.

                  The Company shall not declare or make or permit to be declared or made any Restricted Payment.

                  6.9. Transactions with Related Parties.

                  Except for this Agreement, the Securities and the other documents contemplated in connection herein or therein, the consulting agreement and agreement with Peter McLaughlin and his firm for the payment of consulting fees at the closing of an IPO and the Subordinated Notes, the Company will not enter into, assume or suffer to exist any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate of the Company, any officer or director thereof or any Person which beneficially owns or holds 5% or more of the equity securities, or 5% or more of the equity interest thereof (each a "Related Party"), or enter into, assume or suffer to exist any employment or consulting contract with any Related Party, except a transaction or contract which is in the ordinary course of the Company's business and which is upon fair and reasonable terms not less favorable to the Company than it would obtain in a comparable arm's length transaction with a Person that is not a Related Party.

SECTION 7. EVENTS OF DEFAULT

                  (a) Any of the following shall constitute an "Event of Default" with respect to the Notes:

                           (i) the Company defaults in the payment of (A) any
part of the principal of or premium, if any, on any Note, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, or (B) the interest on any Note, when the same shall become due and payable; or

                           (ii) the Company defaults in the performance of any
other agreement or covenant contained in this Agreement, the Notes or any other agreement or covenant in favor of the holders of the Notes and such default or violation shall not have been remedied within ten (10) days of receipt of notice thereof; or

                           (iii) any representation or warranty by the Company
in this Agreement or in any certificate delivered by the Company pursuant hereto or pursuant to any other agreement contemplated hereby proves to have been incorrect in any material respect when made; or

                           (iv) with respect to any Indebtedness of the Company,
(A) the Company defaults in the payment of any part of the principal of or premium, if any, on any such Indebtedness, when the same shall become due and payable; or (B) the Company defaults in the payment of any interest due and payable in connection with such Indebtedness; or (C) such Indebtedness shall become due and payable prior to its stated or scheduled maturity as a result of acceleration or optional or mandatory prepayment for any reason; or

                           (v) a final judgment or order is rendered by a court
of competent jurisdiction against the Company and such judgment or order shall have continued undischarged or unstayed for thirty (30) days after entry thereof; or

                           (vi) the Company shall make an assignment for the
benefit of creditors, or shall admit in writing its inability to pay its debts; or a receiver or trustee is appointed for the Company or for substantially all of its assets and, if appointed without its consent, such appointment is not discharged or stayed within thirty (30) days; or proceedings under any law relating to bankruptcy, insolvency, or the reorganization or relief of debtors are instituted by or against the Company, and, if contested by it, are not dismissed or stayed within thirty (30) days; or any writ of attachment or execution or any similar process is issued or levied against the Company or any significant part of its property and in not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or the Company takes corporate action in furtherance of any of the foregoing.

                  (b) If an Event of Default occurs pursuant to any of clauses
(i) through (v) or clause (vii) of Section 7(a) hereof, then and in each such event the Majority Noteholders may at any time (unless all Events of Default shall theretofore have been waived or remedied) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable. Upon any such declaration or upon the occurrence of an Event of Default pursuant to clause (vi) of Section 7(a) hereof (in which case no declaration is required), all Notes shall forthwith immediately mature and become due and payable, together with interest accrued thereon all without presentment, demand, protest or notice, all of which are hereby waived. However, if, at any time after the principal of the Notes shall so become due and payable and prior to the date of maturity stated in the Notes, all arrears of principal and interest on the Notes (with interest at the rate specified in the Notes on any overdue principal and any overdue premium and, to the extent legally enforceable, on an overdue interest) shall be paid to the holders of Notes by or for the account of the Company, then the Majority Noteholders, by written notice or notices to the Company, may waive such Event of Default and its consequences and rescind or annul such declaration, provided, that at the time of such waiver, rescission or annulment (x) no judgment or decree shall have been entered for the payment of any amounts due to any holder of Notes under the Notes or this Agreement and (y) all other Events of Default or Potential Defaults under this Agreement shall have been waived pursuant to this Section 7(b) or cured. No waiver pursuant to the preceding sentence shall extend to or affect any subsequent Event of Default or impair any right or remedy resulting therefrom.

                  (c) If any holder of a Note shall give any notice or take any other action with respect to a claimed Potential Default or Event of Default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action, will give written notice thereof to all other holders of the Notes then outstanding, describing such notice or other action and the nature of the claimed Potential Default or Event of Default.

SECTION 8. REMEDIES

                  Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Representative of the Purchasers, as is specified in this Section 8, such holders may exercise any or all of the following rights and remedies:

                  (a) The Representative of the Purchasers may, by notice to the Company, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

                  (b) The Representative of the Purchasers may, without notice to the Company and without further action, apply any and all money owing by the holders of Notes to the Company to the payment of the Notes, including interest accrued thereon, and of all other sums then owing by the Company hereunder.

                  (c) The Representative of the Purchasers may exercise any other rights and remedies available to it by law or agreement.

                  (d) All amounts payable by the Company in connection with the Notes shall be paid without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

                  (e) No course of dealing and no delay on the part of any holder of any Notes or any party to this Agreement in exercising any rights or remedies shall operate as a waiver thereof or otherwise prejudice such holder's or party's rights. No right or remedy conferred hereby shall be exclusive of any other right or remedy referred to herein or therein in such Note or available at law, in equity, by statute or otherwise.

                  (f) Holders of Notes shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Agreement or such Notes specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Agreement or any Notes will cause irreparable injury to holders of Notes and that money damages will not provide an adequate remedy. Nothing contained herein shall be construed as prohibiting a holder of Notes from pursuing any other remedies available to such holder for such breach or threatened breach, including, without limitation, the recovery of damages from the Company.

Notwithstanding the foregoing, prior to any payment made pursuant to this
Section 8, payment shall be made first to satisfy any accrued amounts of fees and disbursements, in accordance with the terms of the Escrow Agreement.


SECTION 9. AMENDMENTS AND WAIVERS; CONSENT

                  (a) This Agreement may be amended (or any provision hereof waived) only with the written consent of the Majority Noteholders and the Majority Common Shareholders; the Notes may be amended (or any provision thereof waived) only with the written consent of the Majority Noteholders; provided, however, that no such amendment or waiver shall (i) extend the fixed maturity of any Note, reduce the rate or change the time of payment of interest thereon, reduce the principal amount thereof, change the currency in which payments are to be made without the consent of each holder of each Note so affected or (ii) modify the definition in Section 14 hereof of "Majority Noteholders" or modify clause (i) of this proviso, without the consent of the holders of all the Notes then outstanding, or (iii) modify the definition in Section 14 hereof of "Majority Common Shareholders," without the consent of the holders of all the Common Shares then outstanding.

                  (b) The Company agrees that all holders of Securities shall be notified by the Company in advance of any proposed amendment or waiver, but failure to give such notice shall not in any way affect the validity of any such amendment or waiver. In addition, promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of any amendment or waiver which has been adopted to all holders of Securities then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment or waiver.

                  (c) The Company and each holder of Securities then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Section 9(c). In the case of a Note, the foregoing shall apply whether or not any Note shall have been marked to indicate such modification, but any Note issued thereafter shall bear a notation as to any such modification (but the failure to bear any such notation shall not affect the validity of any such subsequently issued Note, which shall be enforceable in accordance with its terms subject to any such modification).

                  (d) Any provision of this Agreement relating to the consent, determination, decision or waiver of a holder or holders of Securities or of the Majority Noteholders or of the Majority Common Shareholders, as the case may be, means such holder's or Majority Noteholders' or Majority Common Shareholders', as the case may be, consent, determination, decision or waiver, as the case may be, in such holder's or Majority Noteholders' or Majority Common Shareholders', as the case may be, sole discretion.


SECTION 10. EXCHANGE OF SECURITIES; ACCRUED INTEREST; CANCELLATION OF
            SURRENDERED NOTES; REPLACEMENT

                  (a) Subject to Section 11 hereof, at any time at the request of any holder of one or more of the Notes made to the Company at the Company's office, the Company at its expense will issue and deliver (insured to such holder's reasonable satisfaction) to or upon the order of the holder in exchange therefor new Notes, in such denomination or denominations as such holder may request (which must be in denominations of $10,000 or any larger multiple of $10,000, plus one Note in a lesser denomination, if required), in aggregate principal amount equal to the unpaid principal amount of the Note or Notes surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Note or Notes surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Note or Notes so surrendered) and payable to such person or persons order as may be designated by such holder. Any such new Note shall bear any notation required by Section 9(c) hereof (but any failure to bear any such notation shall not affect the validity or enforceability of the Note.)

                  (b) Subject to Section 11 hereof, at any time at the request of any holder of Common Shares to the Company at its office, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver (insured to such holder's reasonable satisfaction) to or upon the order of the holder in exchange therefor a new Common Share certificate or certificates of like tenor, in such amount or amounts as such holder may request, in the aggregate representing the number of Common Shares represented by such surrendered certificate or certificates, and in the name of such holder or as such holder may direct.

                  (c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Securities and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of the original Purchasers as of the Closing Date or an institutional holder), or in the case of any such mutilation, upon surrender of such Securities (which surrendered Securities shall be canceled by the Company), the Company will issue and deliver (insured to the holder's reasonable satisfaction) a new Note or a new Common Share certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Note or certificate as if the lost, stolen, destroyed or mutilated Note or certificate were then surrendered for exchange.


SECTION 11. RESTRICTIONS ON TRANSFER

                  (a) Each holder of any Securities by acceptance thereof agrees that it will not sell or otherwise dispose of any Securities unless (i) such Securities have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or (ii) such Securities are sold in accordance with the applicable requirements and limitations of Rule 144 or Rule 144A and any applicable state securities laws or (iii) the Company has been furnished with an opinion or opinions from counsel to such holder to the effect that registration under the Securities Act is not required for the transfer as proposed (which opinion may be conditioned upon the transferee's assuming the obligations of a holder of Securities under this Section) or (iv) the Company has been furnished with a letter from the Division of Corporate Finance of the Commission to the effect that such Division would not recommend any action to the Commission if such proposed transfer were effected without a registration statement effective under the Securities Act.

                  (b) The Company may endorse on all Notes and certificates representing the other Securities a legend stating or referring to the transfer restrictions contained in paragraph (a) above; provided, that no such legend shall be endorsed on any Notes or certificates representing the other Securities which, when issued, are no longer subject to the restrictions of this Section 11; provided, further, that if a transfer is made pursuant to clause (i), (ii) (other than pursuant to Rule 144A) or (iv) (if the letter referred to therein also applies to future transfers) of paragraph (a) or if an opinion of counsel provided pursuant to clause (iii) of paragraph (a) concludes that the legend is no longer necessary, the Company will deliver upon transfer Notes or certificates, as the case may be, without such legends.

SECTION 12. REGISTRATION RIGHTS

                  12.1. Demand Registration Rights.

                  (a) At any time after the first anniversary but prior to the seventh anniversary of the consummation of the IPO, the Majority Common Shareholders may make a Registration Demand requesting registration under the Securities Act of all or part of the Common Shares. The Company shall use its best efforts to cause the Common Shares as to which registration is requested in the Registration Demand to be promptly registered under the Securities Act (and in any event, such registration shall be effected within ninety (90) days following receipt of a Registration Demand). Within ten (10) days after receipt of any such Registration Demand, the Company shall give written notice of the proposed registration to all other holders of Common Shares. All holders of Common Shares and any Founding Company shareholder that received shares of Common Stock in connection with the merger of such companies into the Company shall have the option to include all or part of their Common Shares or shares of Common Stock, as the case may be, in any registration under this Section 12.1; provided that in the event that the underwriters of a registered offering propose to reduce such offering, all participants in such offering shall have their participation reduced pro rata. Any holder may exercise such option by delivering written notice of exercise to the Company within fifteen (15) days after receiving notice from the Company of the proposed registration. Any such notice to the Company shall specify the number of Common Shares to be included in such registration and the Company shall be obligated to include such Common Shares in any such registration (except as provided herein).

                  12.2. Number of Demand Registrations. Subject to the terms and conditions hereof, the Majority Common Shareholders shall be entitled to request (and the Company shall be required to effect) one (1) registration under the Securities Act of all or part of the Common Shares. For purposes hereof, if (i) the Company withdraws a registration statement prior to the effectiveness thereof, (ii) the sale of securities subject to a registration statement filed pursuant to any Registration Demand is not consummated because of the failure of the Company to comply with the terms of this Agreement, (iii) upon the consummation of a sale of Common Stock subject to a registration statement filed pursuant to any Registration Demand, less than eighty percent (80%) of the Common Stock registered for sale or requested to be registered for sale thereunder are sold, or (iv) a revocation notice has been delivered and expenses of the Company have been paid as provided in Section 12.3 hereof, such registration statement shall not be counted as the registration to which such Majority Common Shareholders are entitled under this Section 12.2.

                  12.3. Right of Majority Common Shareholders to Revoke Registration Demand. After the delivery of a Registration Demand under this
Section 12, at any time prior to the effective date of the registration relating to such Registration Demand, the Majority Common Shareholders making such Registration Demand may revoke such request by providing written notice of such revocation to the Company. Any such revocation shall count as the registration to which such revoking Majority Common Shareholders are entitled under Section
12.2 hereof unless the revoking holders of Common Shares pay all of the Company's out-of-pocket expenses with respect to such registration and qualification incurred to the date of the revocation notice. In any such event, the registration statement initiated by the revoked Registration Demand need not be filed.

                  12.4. Right of Company to Delay or Postpone Registration. The Company may delay or postpone the registration of Common Shares following a Registration Demand for a period of not more than ninety (90) days after receipt of such Registration Demand if the Company furnishes to each holder of Common Shares to be included in the applicable registration a copy of a resolution of the Board of Directors certified by the Secretary of the Company stating that
(i) such registration would, in the good faith judgment of the Company's Board of Directors (the "Board"), adversely affect a material pending third party financing, reorganization, recapitalization, merger, consolidation or similar transaction, or (ii) such registration would, in the good faith judgment of the Board, have a Material Adverse Effect on the Company's business or financial condition and, in each case, stating the basis of such good faith judgment; provided, however, that the Company during such delay or postponement may not file a registration statement for securities to be issued and sold for anyone other than the holders of Common Shares (but may file a registration statement for its own account).

                  12.5. Selection of Underwriters. The managing underwriter and all other underwriters participating in any underwritten public offering covered by a Registration Demand shall be selected by the Majority Common Shareholders that participate in such registration.

                  12.6. Piggyback Rights.

                  (a) At any time prior to the seventh anniversary of the date hereof, if the Company at any time proposes to file a registration statement under the Securities Act for any sales of Common Stock (or any warrants, convertibles, rights or other securities related or linked to any shares of Common Stock) on behalf of the Company or otherwise, the Company shall give written notice of such registration no later than thirty (30) days before its filing with the Commission to all holders of Common Shares; provided, that registrations relating solely to securities to be issued by the Company in connection with any employee stock option or employee stock purchase or savings plan on Form S-8 (or successor forms) or on Form S-4 (or successor forms) under the Securities Act shall not be subject to this Section 12.1.

                  (b) The Company shall not be obligated to so include the Common Shares to the extent any underwriter or underwriters of such securities being otherwise registered by the Company determines in good faith that the inclusion of such Common Shares would jeopardize the successful sale of such other securities proposed to be sold by such underwriter or underwriters, in which case holders of Common Shares desiring to participate in such registration shall be entitled to participate in any such reduced number of Common Shares (if any) which may be included in such registration (along with other holders of Common Stock exercising piggyback rights with respect to such registration) in proportion to the amount of shares of Common Stock held by such holders.

                  12.7. Expenses.

                  Subject to the limitations contained in this Section 12.7 and except as otherwise specifically provided in this Section 12, all costs and expenses of registration and qualification pursuant to Section 12.1 or 12.6 hereof shall be borne by the Company. Such costs and expenses shall include, without limitation, underwriting fees or commissions in connection with the registration and qualification pursuant to Section 12.1 or 12.6 hereof (other than with respect to the Common Shares to be sold by the holders of such shares, as to which underwriting discounts and commissions shall be paid by the selling holders), the fees and expenses of counsel for the Company and of its accountants, all other costs, fees and expenses of the Company incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the reasonable fees and expenses of one counsel to the holders of Common Shares relating to such registration and qualification, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Common Shares and the costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the qualification of the Common Shares under the Blue Sky laws of various jurisdictions.

                  12.8. Procedures.

                  (a) In the case of each registration or qualification pursuant to this Section 12, the Company will keep all holders of Common Shares advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise any such holder, upon request, of the progress of such proceedings. The Company shall prepare and file with the Commission a registration statement with respect to the Common Shares and shall use its best efforts to cause such registration statement to become effective.

                  (b) At the Company's expense, the Company will keep each registration and qualification under this Section 12 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of one hundred twenty (120) days after the effective date of such registration statement, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable Blue Sky or other state securities laws to permit such sale or distribution, all as requested by such holder or holders.

                  (c) The Company will immediately notify each holder on whose behalf Common Shares have been registered pursuant to this Section 12, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any holder of Common Shares, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of Common Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                  (d) Without limiting any other provision hereof, in connection with any registration of Common Shares under this Section 12, the Company will use its best efforts to comply with the Securities Act, the Exchange Act and all applicable rules and regulations of the Commission, and will make generally available to its securities holders, as soon as reasonably practicable, an earning statement covering a period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  (e) In connection with any registration of Common Shares under this Section 12, the Company will provide a transfer agent and registrar for the Common Shares not later than the effective date of such registration statement.

                  (f) In the event of the issuance of any stop order suspending the effectiveness of a registration statement filed pursuant to this Section 12, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order.

                  (g) The Company shall not be required to include any of the holders' Common Shares in an underwritten offering of the Company's securities unless such holders accept the terms of the underwriting as agreed upon between the Company and the underwriters (which, in the case of a Registration Demand shall be selected by the Majority Common Shareholders pursuant to Section 12.5 and in the case of the exercise of a piggyback registration right, shall be selected by the Company), which terms shall include customary provisions with respect to indemnification and contribution and customary representations and warranties by the Company (which shall be made to and for the benefit of the underwriters and the holders of Common Shares to be sold in such offering).

                  (h) In connection with the preparation and filing of each registration statement registering Common Shares under this Section 12, the Company will give the holders of the Common Shares on whose behalf such shares are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be reasonably necessary, in the reasonable opinion of such holders or such underwriters or their counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act.

                  (i) In connection with the preparation and filing of each registration statement registering Common Shares under this Section 12, the Company will obtain a comfort letter from its independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Majority Common Shareholders shall reasonably request.

                  (j) In connection with the preparation and filing of each registration statement registering Common Shares under this Section 12, the Company will obtain a legal opinion of its outside counsel, dated the closing date under the underwriting agreement, with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

                  12.9. Indemnification.

                  The Company will indemnify and hold harmless each holder of Common Shares and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls the holder or underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) to which the holder or underwriter or such controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in (i) any registration statement under which such Common Shares were registered under the Securities Act pursuant to this Section 12 hereof, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto or (ii) any other document incident to the registration of the Common Shares under the Securities Act or the qualification of the Common Shares under any state securities laws applicable to the Company or (b) the omission or alleged omission to state in any item referred to in the preceding clause (a) a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other federal or state securities law, rule or regulation applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company in writing by such holder or by any underwriter for such holder expressly for use therein (with respect to which information such holder or underwriter shall so indemnify and hold harmless the Company, any underwriter for the Company and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act).


SECTION 13. NOTICES

                  Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, elections, demands, consents and other communications hereunder or with respect to any Securities shall be in writing and shall be delivered by hand or shall be sent by telecopy (and if sent by telecopy, shall be confirmed by registered mail, return receipt requested, or by overnight mail or courier, postage and delivery charges prepaid), to the following addresses:

                  (a) if to any Purchaser, at such Purchaser's address as set forth in Schedule A hereto, or at such other address as may be furnished to the Company by such Purchaser in writing; or

                  (b) if to any other holder of any Securities, at such address as the payee or registered holder thereof shall have designated to the Company in writing; or

                  (c) if to the Company, 1100 Valley Brook Avenue, Lyndhurst, New Jersey, 07071, Attention: President, or at such other address as may be furnished in writing by the Company to the Purchasers and to the other holders of Securities.

Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telecopier, when received. Addresses may be changed upon notice of such change given as provided in this Section 13.

SECTION 14. DEFINITIONS

                  (a) For purposes of this Agreement and the Securities, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Exchange Act) thereof, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agreement" means this Agreement (together with exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

                  "Authorized Officer" has the meaning set forth in Section 2.3 hereof.

                  "Closing" has the meaning set forth in Section 1.2(b) hereof.

                  "Closing Date" has the meaning set forth in Section 1.2(b) hereof.

                  "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

                  "Common Shares" has the meaning set forth in Section 1.1 hereof and shall also include any capital stock or other securities into which Common Shares are changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by any of reorganization, recapitalization, merger, consolidation or otherwise) and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, Common Shares. In the event that any Common Shares are sold either in a public offering pursuant to a registration statement under Section 6 of the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Common Shares shall not be entitled to any benefits under this Agreement with respect to such Common Shares and such Common Shares shall no longer be considered to be "Common Shares" for purposes of any consent or waiver provision of this Agreement.

                  "Common Stock" of the Company shall mean the Company's presently authorized Common Stock and any stock into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any common stock of the Company hereafter authorized and any capital stock of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of capital stock of the Company or which has ordinary voting power for the election of directors of the Company.

                  "Disclosure Schedule" means the Disclosure Schedule attached as Schedule B hereto.

                  "Escrow Agreement" means the agreement, in the form attached hereto as Exhibit B, to be entered into between the Company, the Escrow Agent and the Purchasers.

                  "Event of Default" has the meaning set forth in Section 7 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and interpretations thereunder.

                  "Founding Companies" means the companies listed on Schedule D attached hereto, each of which has entered into a Letter of Intent with the Company.

                  "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

                  "Indebtedness" of any Person means, without duplication, as of any date as of which the amount thereof is to be determined: (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations of such Person under any lease of real or personal property; (v) all reimbursement or other obligations of such Person under or in respect of letters of credit and bankers acceptances; (vi) all indebtedness of another Person secured by any Lien upon or in property owned by the Person for whom indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person; and (vii) all Guaranty Obligations of such Person.

                  "IPO" has the meaning set forth in Section 1.1 hereof.

                  "Letter of Intent" or "Letters of Intent" has the meaning set forth in Section 3.9 hereof.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing.

                  "Majority Common Shareholders" means the holder or holders, at the time, of at least a majority of the outstanding Common Shares.

                  "Majority Noteholders" means the holder or holders, at the time, of at least a majority of the aggregate principal amount of the Notes then outstanding.

                  "Material Adverse Effect" means any event, matter, condition or circumstance which (i) has a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or business prospects of the Company, (ii) has an effect on the ability of the Company to perform its obligations under this Agreement or any of the Securities to be or issued by it or (iii) materially or adversely affects the legality, validity, binding effect or enforceability of this Agreement or the Securities.

                  "Note" or "Notes" has the meaning set forth in Section 1.1 hereof.

                  "Oppenheimer" means Oppenheimer & Co., Inc.

                  "Outstanding" or "outstanding" means, when used with reference to the Notes, or the Common Shares (as the case may be) as of a particular time, all such Securities theretofore duly issued except (i) Securities theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Securities have been issued by the Company and
         (ii) Notes theretofore paid in full; provided, however, that for the purpose of determining whether holders of the requisite amount of Notes or Common Shares (as the case may be) have made or concurred in any declaration, waiver, consent, approval, notice, annulment of acceleration or other communication under this Agreement or under any Securities, Securities registered in the name of the Company shall not be deemed to be outstanding.

                  "Person" or "person" means an individual, corporation, company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

                  "Potential Default" means a condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

                  "Purchaser" or "Purchasers" has the meaning set forth in the first line of this Agreement.

                  "Registration Demand" shall mean a written notice from the Majority Common Shareholders to the Company stating that holders of a majority of the Common Shares desire to sell all or part of such Common Shares under circumstances requiring registration under the Securities Act and requesting that the Company effect registration with respect to such Common Shares.

                  "Representative" shall mean Oppenheimer, acting in its sole discretion, on behalf of the Purchasers.

                  "Restricted Payment" means:

                  (i) every dividend or other distribution paid, made or declared by the Company on or in respect of any class of its capital stock (as defined below);

                  (ii) every payment in connection with the redemption, purchase, retirement or other acquisition by or on behalf of the Company of any shares of the Company's capital stock, whether or not owned by the Company;

                  (iii) any prepayments or repayments made on Indebtedness of the Company;

                  (iv) every payment to or on behalf of any Affiliate of the Company on account of or with respect to any lease arrangements; and

                  (v) every payment by or on behalf of the Company (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed owing to any Affiliate of the Company, or (B) any obligation, to any Person, of any Affiliate of the Company or to any other holder of shares of the Company's capital stock (as defined below), which obligation is assumed, or is the subject of a guaranty, by the Company.

                  provided, however, that none of the foregoing clauses shall apply to any payments, distributions or other transfers or actions on or with respect to (x) the Purchasers (or holders of any of the Securities) under this Agreement or (y) the Securities. For purposes of this definition, "capital stock" shall also include warrants and other rights and options to acquire shares of capital stock (whether upon exercise, conversion, exchange or otherwise).

                  "Rule 144" means (i) Rule 144 under the Securities Act as such rule is in effect from time to time, and (ii) any successor rule, regulation or law, as in effect from time to time.

                  "Rule 144A" means (i) Rule 144A under the Securities Act as such rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

                  "Rule 144 Transaction" means a transfer of Common Shares (a) complying with Rule 144 as such rule is in effect on the date of such transfer (but not including a sale other than pursuant to "brokers' transactions" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (B) occurring at a time when Common Shares are registered pursuant to Section 12 of the Exchange Act (or any successor to such Section).

                  "Securities" has the meaning set forth in Section 1.1 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules, regulations and interpretations thereunder.

                  "Subordinated Notes" means a series of notes in the aggregate amount of $160,035 issued by the Company to a group of investors in September 1996.

                  "Subordination Agreement" means the agreement in the form attached hereto as Exhibit C, dated as of December 31, 1996, among each of the holders of Subordinated Notes, the Company and the Purchasers, pursuant to which the holders of the Subordinated Notes agree to subordinate such notes to the Notes.

                  "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests entitled (without regard to the occurrence of any contingency or any pledge of shares) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both.


SECTION 15. MISCELLANEOUS

                  15.1. Entire Agreement.

                  This Agreement and, upon the closing hereunder, the Securities issued hereunder, together with any further agreements entered into by the Purchasers and the Company at the closing hereunder, contain the entire agreement among the Purchasers and the Company and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

                  15.2. Survival.

                  All agreements, representations and warranties contained in this Agreement, the Securities or any document or certificate delivered pursuant hereto or thereto shall survive, and shall continue in effect following, the execution and delivery of this Agreement and such other documents and the closings hereunder and thereunder, any investigation at any time made by the Purchasers or on their behalf or by any other Person, the issuance, sale and delivery of the Securities, any disposition thereof and any payment, exercise, conversion or cancellation of the Securities, provided, that Section 6 (except for Section 6.5) shall terminate in its entirety when no Notes are outstanding. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

                  15.3. Counterparts.

                  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                  15.4. Headings.

                  The headings and captions in this Agreement and the table of contents are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  15.5. Binding Effect, Benefit and Assignment.

                  (a) The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

                  (b) The Company may not assign any of its respective obligations, duties or rights under this Agreement, or under the Securities issued hereunder, except with the Majority Noteholders' consent.

                  (c) In addition to any assignment by operation of law, the Purchasers may assign, in whole or in part, any or all of their rights (and/or obligations) under this Agreement or under the Securities to any permitted transferee of any or all of its Securities, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights any Purchaser would otherwise have under this Agreement or with respect to any remaining Securities held by any such Purchaser (including without limitation, with respect to any indemnity or reimbursement rights).

                  15.6. Severability.

                  Any provision hereof, of the Securities or of any other document or certificate delivered in connection herewith which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  15.7. Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflicts of law rule which might result in the application of the laws of any other jurisdiction).

                  15.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE ELECTION OF THE MAJORITY NOTEHOLDERS, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THE SECURITIES MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN

CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THE SECURITIES. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS OF THE COMPANY PROVIDED IN
SECTION 13 HEREOF, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. AS AN ALTERNATIVE TO SERVICE OF PROCESS ON SUCH AGENT (WHETHER OR NOT ANY SUCH AGENT HAS BEEN APPOINTED), THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PURCHASER OR ANY OTHER HOLDER OF SECURITIES TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

                  15.9. WAIVER OF JURY TRIAL. EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THE SECURITIES, OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PURCHASER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        VESTCOM INTERNATIONAL, INC.



                                        By /s/ Joel Cartun
                                          --------------------------------------
                                        Name:  Joel Cartun
                                        Title: President


                                        OPPENHEIMER & CO., INC.



                                        By /s/ Matthew J. Maryles
                                          --------------------------------------
                                        Name:  Matthew J. Maryles
                                        Title: Managing Director


                                        OPCO SENIOR EXECUTIVE PARTNERSHIP, L.P.



                                        By /s/ Matthew J. Maryles
                                          --------------------------------------
                                        Name:  Matthew J. Maryles
                                        Title: Managing Director


                                        RICHARD WHITE



                                           /s/ Richard White
                                        ----------------------------------------


                                        JOEL CARTUN



                                           /s/ Joel Cartun
                                        ----------------------------------------

                                        PENNY LANE LIMITED PARTNERSHIP



                                        By /s/ Gary Marcello
                                          --------------------------------------
                                        Name:  Gary Marcello
                                        Title:


                                        HOWARD APRIL



                                           /s/ Howard April
                                        ----------------------------------------


                                        COMVESTRIX INCORPORATED



                                           /s/ Joel Cartun
                                        ----------------------------------------
                                        By:    Joel Cartun
                                        Title: President


                                        ROBERT R. ROGUS



                                           /s/ Robert R. Rogus
                                        ----------------------------------------


                                        JOSEPH A. BARRETT, III



                                           /s/ Joseph A. Barrett, III
                                        ----------------------------------------


                                        LESLIE ABCUG



                                           /s/ Leslie Abcug
                                        ----------------------------------------

                                        ROBERT F. GONDELMAN



                                           /s/ Robert F. Gondelman
                                        ----------------------------------------


                                        CYNTHIA WARD



                                           /s/ Cynthia Ward
                                        ----------------------------------------


                                        RONALD J. WHALEY



                                           /s/ Ronald J. Whaley
                                        ----------------------------------------


                                        ARTHUR AMDURER



                                           /s/ Arthur Amdurer
                                        ----------------------------------------

                                                                      SCHEDULE A



                               LIST OF PURCHASERS


                                         Principal Amount           Number of  Aggregate Purchase
   Name and Address of Purchaser                 of Notes       Common Shares               Price
-----------------------------------      ----------------       -------------  ------------------
Leslie Abcug                                            0            2,572.00       $    1,874.99

Arthur Amdurer                                          0              367.00       $      267.54

Howard April                              $     39,999.58           13,718.00       $   50,000.00
c/o COS Information, Inc.
5640 Rue Pare
Montreal, Quebec
Canada H4P2N1

Joseph A. Barrett, III                                  0            3,674.00       $    2,678.35

Joel Cartun                                             0          118,444.00       $   86,345.20

Comvestrix Incorporated                   $    399,996.26                   0       $  399,996.26

Robert F. Gondelman                                     0            1,469.00       $    1,070.90

Penny Lane Limited Partnership            $     79,999.16           27,436.00       $  100,000.00
1 Penny Lane
Boonton, NJ 07005

Oppenheimer & Co., Inc.                   $    432,495.53          229,773.00       $  600,000.00
One World Financial Center
39th Floor
New York, NY 10281
Attn:  Matthew Maryles

Opco Senior Executive                     $    108,123.88           57,443.00       $  150,000.00
Partnership, L.P.
One World Financial Center
39th Floor
New York, NY 10281
Attn:  Matthew Maryles

Robert R. Rogus                                         0            9,552.00       $    6,963.41

Cynthia Ward                                            0              367.00       $      267.54

Ronald J. Whaley                                        0              735.00       $      535.81

Richard White                             $     72,082.59           38,296.00       $  100,000.00
9 Oldswoods Drive
Harrison, NY 10528

TOTAL                                     $  1,132,697.00          503,846.00       $1,500,000.00


-----------------------------

*Unless otherwise specified, the address of each purchaser shall be 1100 Valley Brook Avenue, Lyndhurst, New Jersey 07071.

                                                                      SCHEDULE B

                               DISCLOSURE SCHEDULE


                           VESTCOM INTERNATIONAL, INC.

                  SHARES OUTSTANDING - AS OF DECEMBER 24, 1996



                SUBSCRIBER                                SHARES OF COMMON STOCK
------------------------------------------                ----------------------
Peter McLaughlin                                                 197,837

Joel Cartun*                                                     512,446

Robert R. Rogus                                                   41,326

Joseph A. Barrett, III                                            15,895

Leslie Abcug                                                      11,127

Robert F. Gondelman                                                6,358

Cynthia Ward                                                       1,589

Ronald J. Whaley                                                   3,179

Arthur Amdurer                                                     1,589


------------------------

*Includes 200,000 shares held by trusts for the benefit of Mr. Cartun's children.

No shares of preferred stock are outstanding.

                                                                      SCHEDULE C



                               FOUNDING COMPANIES


Name                                    Headquarters
----                                    ------------
Comvestrix Corporation                  Lyndhurst, New Jersey

Direct Mail Services                    Dover, New Jersey

Computer Output Systems, Inc.           Stamford, Connecticut

COS Information, Inc.                   Montreal, Quebec, Canada

Electronic Imaging Services, Inc.       Little Rock, Arkansas

Image Printing Systems                  Milwaukee, Wisconsin

Mystic Graphic Systems, Inc.            Woburn, Massachusetts